Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-51434) pertaining to the Investment Plan for Former Chris-Craft/UTV Employees of our report dated June 24, 2011, with respect to the financial statements and schedule of the Investment Plan for Former Chris-Craft/UTV Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP

Los Angeles, California

June 24, 2011